SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported) :            September 29, 1999
                                                              ------------------


                      TAKE -TWO INTERACTIVE SOFTWARE, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)





        Delaware                       0-29230                   51-0350842
----------------------------         ------------            ------------------
(State or other jurisdiction          (Commission            ( I.R.S. Employer
       of incorporation)             File Number)            Identification No.)



                     575 Broadway, New York, New York                 10012
--------------------------------------------------------------------------------
(address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:(212) 334-6633

                                 Not Applicable
--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 2. Acquisition of Assets.

     Acquisition of DMA

     On September 29,1999, the Company acquired all of the outstanding capital of stock of DMA Design Holdings Limited ("DMA Holdings") for (pound)1.00 and assumed approximately $11,900,000 of indebtedness. DMA Holdings holds all of the outstanding capital stock of DMA Design Limited, the developer of the Grand Theft Auto series.

     The source of the consideration paid in the transaction was cash on hand. The amount of the consideration paid by the Company was determined by negotiation.

     Item 5. Other Events.

     Acquisition of Minority Interest of Bungie Software

     On August 11, 1999, the Company agreed to purchase 19.9 % of the outstanding capital stock of Bungie Software Products Corporation ("Bungie") for $5 million. In addition, the Company entered into an agreement with Bungie pursuant to which the Company was granted the exclusive right to distribute four PC titles, including Halo and ONI, in North America, and publish these titles in Europe. The Company was also granted certain rights for console versions of these products and new products developed by Bungie. The Company agreed to make recoupable advances and pay royalties to Bungie for these rights.

     Acquisition of Triad Distributors

     On August 31,1999, the Company, through its wholly owned Canadian subsidiary, purchased all of the issued and outstanding capital stock of Triad Distributors, Inc. ("Triad") and Global Star Software Ltd. ("Global") for $700,000 in cash and the issuance of 162,500 shares of restricted common stock. Triad is a leading Canadian distributor of third-party computer software and videos games and Global is a leading Canadian budget publisher.

     Acquisition of CD Verte

     On September 30,1999, the Company acquired all of the outstanding capital stock of CD Verte, S.p.A. for $2.2 million, consisting of (i) $200,000 in cash, $800,000 payable on December 1, 1999 and the balance (subject to downward adjustment based on net income of the acquired entity) over a three-year period. CD Verte is a leading distributor and publisher of computer software and video games in Italy.

     Item 7. Exhibits.

     Exhibit 1- Stock Purchase Agreement between the Company and Infogrames Entertainment SA.

     Exhibit 2- Stock Purchase Agreement by and among the Company, Take-Two Interactive Software Canada Ltd, Triad, Global and the stockholders of Triad and Global.

     Exhibit 3- Stock Purchase Agreement by and among the Company, CD Verte, S.p.A. and the stockholders of CD Verte, S.p.A.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: October 4, 1999



                                             TAKE-TWO INTERACTIVE SOFRWARE, INC.

                                             By  /s/    Ryan A. Brant
                                             --------------------------------
                                             Name: Ryan A. Brant
                                             Title:   Chief Executive Officer